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                                                             EXHIBIT 99.27(e)(1)


NORTHSTAR LIFE                                            EMPLOYER'S APPLICATION

Northstar Life Insurance Company - University Corporate Centre at Amherst -
Suite 424 - 100 Corporate Parkway - Amherst, New York 14226


Application is hereby made to The Northstar Life Insurance Company for a Variable Group Universal Life Insurance Plan providing life insurance and other supplemental benefits as indicated below.


APPLICANT (Policyholder)                 NATURE OF BUSINESS


ADDRESS (Street, City, State, Zip Code)


KEY CONTACT AND TITLE                    TELEPHONE NUMBER       FAX NUMBER


PLAN EFFECTIVE DATE


COVERAGE APPLIED FOR (CHECK ALL THAT APPLY).

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/ / Variable Group Universal Life (employer paid)               / / Variable Group Universal Life (employee paid)

/ / Accidental Death & Dismemberment                            / / Child Term Life Rider

/ / Waiver of Premium                                           / / Spouse/Child Term Life Rider

/ / Spouse Variable Group Universal Life                        / / Policyholder Contribution Rider

                                                                / / Other  ____________________________________

PLAN DESIGN                                                     IRC SECTION 7702 TESTS
/ / Option A (Level Death Benefit)                              / / Cash Value Accumulation Test

/ / Option B (Variable Death Benefit)                           / / Guideline Premium Test

EMPLOYEE                                                      SPOUSE

Minimum Coverage            $                                 Minimum Coverage           $
                             ---------------------                                        ---------------------
Maximum Coverage            $                                 Maximum Coverage           $
                             ---------------------                                        ---------------------
Guaranteed Issue Amount     $                                 Guaranteed Issue Amount    $
                             ---------------------                                        ---------------------

*To be eligible for the guaranteed issue amount specified above, an eligible employee's spouse must be actively working outside his or her home at least ___ hours per week on the date he or she signs an application for coverage, and for ___ hours per week for each of the ___ week(s) immediately prior to the date his or her application for coverage is approved by Northstar Life.

CHILD TERM RIDER

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Flat Coverage Amounts       $                           Cost  $
                             -------------------              -------------------

                            $                           Cost  $
                             -------------------              -------------------

                            $                           Cost  $
                             -------------------              -------------------


Schedule of Insurance -- please attach a list of coverage amounts for each employee classification.

When do changes in coverage apply? (Check only one and give date if applicable.)

/ / First of the month on or following the salary change.

/ / During annual open enrollment.             Date:
                                                    ---------------------------

/ / Other.                                     Date:
                                                    ---------------------------

ELIGIBILITY: An eligible employee must be actively working at his or her
employer's normal place of business at least     hours per week on the date he
or she signs an application for coverage, and for     hours per week for each
of the     week(s) immediately prior to the date his or her application for coverage (except retirees or other persons as designated) is approved by Northstar Life.

Are retirees or any other persons not actively at work to be included in
this plan?   / / Yes    / / No

(If yes, please attach a list of retirees or other persons, their ages, amounts of insurance, and under what circumstances we are providing coverage.)


96-19992
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NORTHSTAR LIFE AGREES TO PROVIDE:

1. A life insurance plan to those who have satisfied the eligibility and any underwriting requirements;
2.  Enrollment materials necessary to implement the plan;
3. All Underwriting, Claims and Actuarial services necessary for plan administration.

THE PARTICIPATING EMPLOYER AGREES TO PROVIDE:

1. Employee information to Northstar Life to facilitate preparation of enrollment materials and plan set-up.

2. Payroll deduction facilities to collect premiums from insured employees, accounting for such premiums, and remittance of such premiums to Northstar Life.

3. Reasonable administrative assistance to Northstar Life with regard to notification of insured terminations, cancellations, changes in payroll deduction authorizations, and distributing materials to employees.

Northstar Life can terminate this agreement by giving the participating employer 61 days advance written notice. The participating employer can terminate this agreement by giving Northstar Life 31 days advance written notice. This
agreement is effective (date)            and will remain in effect for a
one-year period. Unless terminated by either party, this agreement shall automatically renew for additional one-year periods.

I AGREE THAT BECAUSE THIS APPLICATION IS FOR A VARIABLE GROUP UNIVERSAL LIFE POLICY, THAT NORTHSTAR LIFE, IF IT IS UNABLE FOR ANY REASON TO COLLECT FUNDS FOR UNITS WHICH HAVE BEEN ALLOCATED TO A SUB-ACCOUNT UNDER THE POLICY APPLIED FOR, MAY REDEEM FOR ITSELF THE FULL VALUE OF SUCH UNITS. IF SUCH UNITS ARE NO LONGER AVAILABLE, IT MAY RECOVER THAT VALUE FROM ANY OTHER UNITS OF EQUAL VALUE AVAILABLE UNDER THE POLICY.

I UNDERSTAND THAT THE AMOUNT OR THE DURATION OF THE DEATH BENEFIT (OR BOTH) OF THE POLICY APPLIED FOR MAY INCREASE OR DECREASE DEPENDING ON THE INVESTMENT RESULTS OF THE SUB-ACCOUNTS OF THE SEPARATE ACCOUNT. I UNDERSTAND THAT THE ACCOUNT VALUE OF THE POLICY APPLIED FOR INCREASES AND DECREASES DEPENDING ON THE INVESTMENT RESULTS. THERE IS NO GUARANTEED MINIMUM ACCOUNT VALUE FOR NET PREMIUMS INVESTED IN THE SUB-ACCOUNTS.




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PARTICIPATING EMPLOYER

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BY                                                TITLE             DATE

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EIN NUMBER                                        SIGNATURE
                                                  X
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FOR NORTHSTAR LIFE
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AGENT, BROKER OR REGISTERED REPRESENTATIVE

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AGENCY                                            DATED AT          ON

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AGENT/BROKER/REGISTERED REPRESENTATIVE LICENSE    SIGNATURE
                                                  X
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96-19992